Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16201) of Energy East Corporation of our report dated June 24, 2005 relating to the financial statements of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine June 27, 2005